EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Anasys Instruments Corporation	California, U.S.A.
Biocrates Inc.	Delaware, U.S.A.
Biocrates Life Sciences AG	Austria
Biognosys, AG	Switzerland
Biognosys, Inc.	Delaware, U.S.A.
BLI Europe International, LTD	United Kingdom
BLI International LLC	Delaware, U.S.A.
Bruker (Beijing) Scientific Technology Co., Ltd.	China
Bruker (Malaysia) SDN. BHD.	Malaysia
Bruker Arabia Limited	Saudi Arabia
Bruker Austria GmbH	Austria
Bruker AXS Holdings, Inc.	Delaware, U.S.A.
Bruker AXS LLC	Delaware, U.S.A.
Bruker AXS SE	Germany
Bruker Belgium S.A./N.V.	Belgium
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker BioSpin GmbH & Co. KG	Germany
Bruker BioSpin Holding SE	Germany
Bruker BioSpin Verwaltungs GmbH	Germany
Bruker Business Support Center sp. Z.o.o.	Poland
Bruker Cellular Analysis, Inc.	Delaware, U.S.A.
Bruker Daltonics GmbH & Co., KG	Germany
Bruker Daltonics Ltd.	United Kingdom
Bruker Daltonik SE	Germany
Bruker Detection Corporation	Massachusetts, U.S.A.
Bruker DO Brasil Ltda.	Brazil
Bruker EAS Austria AG	Austria
Bruker EAS GmbH	Germany
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker Espanola S.A.	Spain
Bruker Finance BV	Netherlands
Bruker France S.A.S.	France
Bruker India Scientific PVT, Ltd.	India
Bruker Invest AG	Switzerland
Bruker Italia S.r.l.	Italy
Bruker Japan K.K.	Japan
Bruker JV UK Ltd.	United Kingdom
Bruker Korea Co. Ltd.	Korea
Bruker Ltd.	Canada
Bruker Mexicana S.A. de C.V.	Mexico
Bruker Microbiology Technology (Beijing) Co., Ltd	China
Bruker Nano GmbH	Germany
Bruker Nano, Inc.	Arizona, U.S.A.
Bruker Nederland B.V. (a)	Netherlands
Bruker Nordic AB	Sweden
Bruker Norway AS	Norway
Bruker Optics GmbH & Co. KG	Germany
Bruker Optics Verwaltungs GmbH	Germany
Bruker Optik Holding SE	Germany
Bruker OST LLC	Delaware, U.S.A.
Bruker Polska Sp. Z.o.o.	Poland
Bruker Portugal Unipessoal LDA	Portugal

Name of Subsidiary	Jurisdiction of Incorporation
Bruker PTY Ltd.	Australia
Bruker s.r.o.	Czech Republic
Bruker Scientific Instrument (Shanghai) Co., Ltd	China
Bruker Scientific Instruments Hong Kong Co., Ltd.	Hong Kong
Bruker Scientific Israel Ltd.	Israel
Bruker Scientific LLC	Delaware, U.S.A.
Bruker Singapore Pte. Ltd.	Singapore
Bruker South Africa (Pty) Ltd.	South Africa
Bruker Spatial Biology, Inc.	Delaware, U.S.A.
Bruker Spatial Genomics, Inc.	Delaware, U.S.A.
Bruker Switzerland AG	Switzerland
Bruker Taiwan Co. Ltd.	Taiwan
Bruker Technologies Ltd.	Israel
Bruker UK Ltd.	United Kingdom
Bruker Verwaltungs GmbH	Germany
Bruker-Physik GmbH	Germany
Canopy Biosciences LLC	Delaware, U.S.A.
Chemspeed Technologies AG	Switzerland
Chemspeed Technologies GmbH	Germany
Chemspeed Technologies Inc.	New Jersey, U.S.A.
Chemspeed Technologies Ltd	United Kingdom
Dynamic Biosensors GmbH	Germany
ELITech Distribution SAS	France
ELITech France SAS	France
ELITech Group Australia Pty. Ltd.	Australia
ELITech Group SAS	France
ELITech Mepco SAS	France
EliTech Microbio SAS	France
ELITech UK Ltd.	United Kingdom
ELITechGroup Inc.	Utah, U.S.A
ELITechGroup MDx LLC	Washington, U.S.A.
ELITechGroup New Zealand Limited	New Zealand
ELITechGroup SpA	Italy
Fasmatech Science and Technology S.A.	Greece
Gonotec GmbH	Germany
Hain LifeScience E.A. Ltd.	Kenya
Hain LifeScience GmbH	Germany
Hydrostatic Extrusions Ltd.	United Kingdom
InCoaTec GmbH	Germany
International Micobio SAS	France
InVivo Biotech Services GmbH	Germany
IsoPlexis Corporation	Delaware, U.S.A.
IsoPlexis Corporation UK Limited	United Kingdom
Luxendo GmbH	Germany
Merlin Diagnostika GmbH	Germany
Mestrelab Research S.L.	Spain
MIRO Analytical AG	Switzerland
Molzym GmbH & Co. KG	Germany
Molzym Verwaltungs-GmbH	Germany
Nanophoton Korea	Korea
NanoString Technologies Europe Limited	United Kingdom
NanoString Technologies Spain, S.L.	Spain
Neurescence, Inc.	Canada
Optimal Industrial Automation Limited	United Kingdom
Optimal Industrial Technologies Limited	United Kingdom
Osthus Beteiligungs GmbH	Germany
Osthus Group GmbH	Germany
Phase Focus Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Phasefocus Holdings Limited	United Kingdom
Pinpoint Testing, LLC	Arkansas, U.S.A.
Precision Diagnostics, Inc.	Delaware, U.S.A.
PreOmics GmbH	Germany
PreOmics Inc.	Delaware, U.S.A.
Prolab Instruments GmbH	Switzerland
RECIPE Chemicals + Instruments GmbH	Germany
Research Instruments GmbH	Germany
Ridom GmbH	Germany
SCI Maison de la Biologie	France
SmartTip BV	Netherlands
Spectral Instruments Imaging LLC	Arizona, U.S.A.
TechInvest SARL (a)	Luxembourg
Vutara LLC	Delaware, U.S.A.
WoBau GmbH	Germany
XGLab S.r.l.	Italy
Zontal Data Information Technology (Dalian) Co., Ltd.	China
Zontal GmbH	Germany
Zontal Inc.	Florida, U.S.A
a)
During 2025, the Company completed certain strategic mergers of some of our wholly owned subsidiaries in order to streamline the legal entity structure and improve operational efficiency, such as the merger of TecBid SARL with TechInvest SARL and the merger of TecBid US Inc. with Bruker Nederland B.V.